                                                                   Exhibit 10.19

ORACLE(R) CREDIT CORPORATION                                    Payment Schedule

Page     of                                           (Oracle Product)  No. ____
-----------------------

----------------------------------------------------------------     ---------------------------------------------------------------
  Customer:     Chemdex Corporation                                       Executed by Customer (authorized signature):
              -----------------------------------------------
                                                                          By:     /s/   Cindy Vindasius
              _______________________________________________                     ----------------------------------------------
  Address:      3590 Fabian Way                                           Name:   Cindy Vindasius
              -----------------------------------------------                     ----------------------------------------------
                Palo Alto, CA 94306                                       Title:  Controller
              -----------------------------------------------                     ----------------------------------------------
  Contact:      Cindy Vindasius                                           Executed by Oracle Credit Corporation:
              -----------------------------------------------
  Phone:        (650) 813-0300                                            By:     ______________________________________________
              -----------------------------------------------
  Order:                       dated                                      Name:   ______________________________________________
              -----------------------------------------------
  Agreement:                   dated                                      Title:  ______________________________________________
              -----------------------------------------------
  PPA No.::                    dated                                      P/D/N   Interest rates was calculated to be 3.24% based
              -----------------------------------------------                     upon the payment value of all future payments.

                                                                          Payment Schedule Effective Date:
              _______________________________________________                                                ___________________
----------------------------------------------------------------     ---------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
System                                                                    Payment Schedule:
------                                                                    ----------------
                                                                          Payment Amount                 Due Date:
Software:                          $  967,446.00                          12 @      $ 114,805.00        Due 01-May-99 through
               ---------------------------------
                                                                                                        01-Feb-02
Support:                           $  148,410.00  one year
               ---------------------------------
Education:                         $   16,000.00
               ---------------------------------
Consulting:    _________________________________
Other:                             $    1,600.00  Doc. Fees               Twelve (12) equal quarterly payments due as
               ---------------------------------
System Price:                      $1,133,456.00                          set forth above.
               =================================
------------------------------------------------------------------------------------------------------------------------------------

 Optional (if this box is checked):
 --------
 [_] The System was ordered from an alliance member/agent of Oracle Corporation, whose name and address is specified below, by executing an Order. Customer has directly licensed the Software from Oracle Corporation as Supplier pursuant to the Agreement For this Payment Schedule, the alliance member/agent is also a Supplier, and the Order and Agreement shall each be considered a separate Agreement hereunder. OCC shall be provided with an Order executed by Customer. Alliance member/agents are not authorized to waive or alter any term or condition of this PPA. Neither OCC nor Assignee shall be responsible to Customer for any claim or liability pertaining to the actions or statements of any alliance member/agent.

 OCC may add the applicable Taxes due on the System Price to each Payment Amount, based on the applicable tax rate invoiced by Supplier at shipment, but only if OCC is provided with invoices between Customer and alliance member/agent for the System (specifying applicable Taxes) within ten days of the Payment Schedule Effective Date.

  Alliance Member/Agent:  ___________________________________________________

  Address:                ___________________________________________________

  Contact:                                       Phone:
                          ---------------------------------------------------

This Oracle Payment Schedule constitutes a separate agreement, and incorporates by reference the terms and conditions of the above Payment Plan Agreement ("PPA") between Oracle Credit Corporation ("OCC") and Customer for the acquisition of the System from Oracle Corporation or any other party providing any portion of the System, Including an alliance member/agent of Oracle Corporation ("Supplier"), and acids the following additional terms.

A. PAYMENTS: This PPA shall replace Customer's payment obligation under the Order and Agreement to Supplier, to the extent of the System Price listed above, upon Customer's delivery of a fully executed Order; ????ement, PPA, and any other documentation required by OCC, and ?????ution of the PPA by OCC. Customer agrees that OCC may add the Applicable Taxes due on the System Price to each Payment Amount based on the applicable tax rate invoiced by Supplier at shipment. OCC may adjust subsequent Payment Amounts to reflect any change or correction in Taxes due. If the System Price Includes support fees for a support period that begins after the first support period, such fees and the then relevant Taxes will be paid to Supplier In the applicable support period as invoiced from the Payment Amounts received in that period. The balance of each Payment Amount, unless otherwise stated, includes a proportional amount of the remaining components of the System Price.

B. SYSTEM: Software shall be accepted, and the services shall be deemed ordered pursuant to the terms of the Agreement. Customer agrees that any software acquired from Supplier to replace any part of the System shall be subject to the terms of the PPA.

C. ADMINISTRATIVE: Customer agrees that OCC or its Assignee may treat faxes or photocopies delivered to OCC as original documents; however. Customer agrees to deliver original signed documents if requested. Customer agrees that OCC may insert the appropriate administrative information to complete the above form. OCC will provide a copy of the final PPA upon request.

ORACLE(R) CREDIT CORPORATION                              Payment Plan Agreement

--------------------------------------------------------------      ----------------------------------------------------------------
 Customer:          Chemdex Corporation                                Executed by Customer (authorized signature):
                 -------------------------------------------
                                                                       By:        /s/ Cindy Vindasius
                 ___________________________________________                  ---------------------------------------------------
 Address:           3590 Fabian Way                                    Name:     Cindy Vindasius
                 -------------------------------------------                  ---------------------------------------------------
                    Palo Alto, CA 94306                                Title:    Controller
                 -------------------------------------------                  ---------------------------------------------------
                                                                       Executed by Oracle Credit Corporation:
                 ___________________________________________
 Phone:             (650) 813-0300                                     By:    ___________________________________________________
                 -------------------------------------------
 PPA No.:        ___________________________________________           Name:  ___________________________________________________

 Effective Date: ___________________________________________           Title: ___________________________________________________
------------------------------------------------------------        ----------------------------------------------------------------

This Payment Plan Agreement is entered into by Customer and Oracle Credit Corporation ("OCC") to provide for the payment of the System Price specified in a Payment Schedule on an installment basis. Each Payment Schedule shall specify the Software and other incidental products and services (which items, together with any upgrade, transfer or substitution of the foregoing, collectively are the "System"), the System Price, and the Order and Agreement covered by the Payment Schedule. Each Payment Schedule shall incorporate the terms and conditions of this Payment Plan Agreement (together referred to as a "PPA"). The System shall be licensed or provided by Oracle directly pursuant to the terms of the Order and Agreement. Except as otherwise provided under this PPA, Customer's rights and remedies under the Order and Agreement, including Oracle's warranty and refund provisions, shall not be affected.

1. PAYMENT SCHEDULE: Customer agrees to pay OCC the Payment Amounts in accordance with this PPA, with each payment due and payable on the applicable Due Date. If full payment of each Payment Amount and other amounts payable is not received by OCC within 10 days of each Due Date, Customer agrees to pay to OCC interest on the overdue amount at the rate equal to the lesser of one and one-half percent (1.5%) per month, or the maximum amount allowed by law. Unless stated otherwise, Payment Amounts exclude any applicable sales, use, property or any other tax allocable to the System, Agreement or any PPA ("Taxes"). Any amounts or any Taxes payable Under the Agreement which are not added to the Payment Amounts due under this PPA are due and payable by Customer, and Customer shall remain liable for any filing obligations. Customer's obligation to remit Payment Amounts to OCC or its assignee in accordance with this PPA is absolute, unconditional, noncancellable, independent, and shall not be subject to any abatement, set-off, claim, counterclaim, adjustment, reduction, or defense for any reason, including but not limited to, any termination of any Agreement, or performance of the System.

2. ASSIGNMENT: Customer hereby consents to OCC's assignment of all or a portion of its rights and interests in and to this PPA to third-parties ("Assignee"). OCC shall provide Customer notice thereof. Customer and OCC agree that Assignee shall not, because of such assignment, assume any of OCC's or Oracle's obligations to Customer. Customer shall not assert against Assignee any claim, defense, counterclaim or setoff that Customer may have against OCC or Oracle. Customer wanes all rights to make any claim against Assignee for any loss or damage of the System or breach of any warranty, express or implied, as to any matter whatsoever, including but not limited to the System and service performance, functionality, features, merchantability or fitness for a particular purpose, or any indirect, incidental or consequential damages or loss of business. Customer shall pay Assignee all amounts due and payable under this PPA, but shall pursue any claims under any Agreement against Oracle. Except as provided for a Customer default below, neither OCC nor its Assignees will interfere with Customer's quiet enjoyment or use of System in accordance with the Agreement's terms and conditions.

3. DEFAULT; REMEDIES: Any of the following shall constitute a Default under this
PPA: (i) Customer fails to pay when due any sums due under any PPA; (ii) customer breaches any representation or fails to perform any obligation in any PPA; (iii) Customer materially breaches or terminates the license relating to the Software; (iv) Customer defaults under a material agreement with Assignee; or (v) Customer becomes insolvent or makes an assignment for the benefit of creditors, or a trustee or receiver is appointed for Customer or for a substantial part of its assets, or bankruptcy, reorganization or insolvency proceedings shall be instituted by or against Customer.

In the event of a Default that is not cured within thirty (30) days of its occurrence, OCC may: (i) require all outstanding Payment Amounts and other sums due and scheduled to become due (discounted at the lesser of the rate in this PPA or five percent 5%) per annum simple interest) to become immediately due and payable by Customer; (it) pursue any rights provided under any Agreement, including terminating all of Customer's rights to use the System and related services; and (iii) pursue any other rights or remedies available at law or in equity. In the event OCC institutes any action for the enforcement of the collection of Payment Amounts, there shall be due from Customer, in addition to the amounts due above, all costs and expenses of such action, including reasonable attorneys' fees. No failure or delay on the part of OCC to exercise any right or remedy hereunder shall operate as a waiver thereof, or as a waiver of any subsequent breach. All remedies are cumulative and not exclusive. Customer acknowledges that upon a default under this PPA, no party shall be required to license, lease, transfer or use any Software in mitigation of any damages resulting from Customer's default.

4. CUSTOMER'S REPRESENTATIONS AND COVENANTS: Customer represents that, throughout the term of this PPA, this PPA has been duly authorized and constitutes a legal, valid, binding and enforceable agreement of Customer. Any transfer or assignment of Customer's rights or obligations in the System, or under the Agreements or this PPA shall require Oracle's and Assignee's prior written consent. A transfer shall include a change in majority ownership of Customer. Customer agrees to promptly execute any ancillary documents and take further actions as OCC or Assignee may reasonably request, including, but not limited to, assignment notifications, acceptance certificates, certificates of authorization, registrations, and filings. Customer agrees to provide OCC or Assignee copies of Customer's balance sheet, income statement, and other financial reports as OCC or Assignee may reasonably request.

5. MISCELLANEOUS: This PPA shall constitute the entire agreement between Customer and OCC regarding the subject matter herein and shall supersede any inconsistent terms set forth in the Order, Agreement or any related agreements, Customer purchase orders and all prior oral and written understandings. If any provision of this PPA is invalid, such invalidity shall not affect the enforceability of the remaining terms of this PPA. Customer's obligations under this PPA shall commence on the Effective Date specified therein. Except for payment terms specified in this PPA, Customer remains responsible for all the obligations under each Agreement. Each Payment Schedule, and any changes to a PPA or any related document, shall take effect when executed by OCC. This PPA shall be governed by the laws of the State of California and shall be deemed executed in Redwood Shores, CA as of the PPA Effective Date.

================================================================================
ORACLE(R)                     NETWORK LICENSE ORDER FORM

    Customer Name: Chemdex Corporation                     Contract Administrator:  Pierre Stance
Customer LocatioN: 3950 Fabian Way                                          Phone:   650-813-0300
                   Palo Alto, CA 94303                                        Fax:   650-813-0304
                                                                Technical Contact:  same as above

================================================================================
                          ORACLE CONTRACT INFORMATION

       AGREEMENT:  Software License and Services Agreement
  AGREEMENT NAME:  SLSA-
                   This Network License Order Form and attachment(s) ('Order Form') are placed ill accordance with the agreement specified above ('Agreement').
                   Customer hereby orders the Program licenses described herein for use in the United Slates, unless otherwise specified.
                   The 'Network' is defined as any number of Computers of the Designated Systems listed in this Order Form, except for Computer-based or Processor-based licenses or other similar licenses as specified herein.
--------------------------------------------------------------------------------

A. DESIGNATED SYSTEMS/PROGRAMS

                Make/Model: SUN SPARC              Make/Model: PC COMPATIBLE
          Operating System: Solaris 2        Operating System: Windows NT
                     Media: CD                          Media: CD
                       CSI: ______                        CSI: ______

                                                                                                   Net
Description                          Quantity           License Level      License Type        License Fee
----------------------------------------------------------------------------------------------------------------------
INTERNAL LICENSED PROGRAMS

Per User Licenses:
-----------------
For use in the U.S.
Oracle8 Enterprise Edition             85                Full Use            Named               $47,685
Oracle Express Server                  20                Full Use            Named               $22,500
Oracle Workflow Cartridge              65                Full Use            Named               $ 7,215
Oracle Developer Server                50                Full Use            Named               $ 3,750

                                                                     Page 2 of 5

                                                                                                             Net
Description                                     Quantity        License Level    License Type           License Fee
-------------------------------------------------------------------------------------------------------------------------------
INTERNAL LICENSED PROGRAMS

Per User Licenses:
-----------------
For use in the U.S.
Application Server Enterprise Edition             15            Full Use           Named                  $ 1,125
Enterprise Developer Suite                        15            Full Use         Developer                $89,955
Application Object Library                         1            Full Use           Named                  $ 1,197

Oracle Applications Licenses:
----------------------------
For use in the U.S.
Oracle Financials*                                20            Full Use           Named                  $47,940
Oracle Order Management*                          24            Full Use           Named                  $57,528
Oracle Purchasing*                                 5            Full Use           Named                  $11,985
Oracle Project*                                    1            Full Use           Named                  $ 2,397
Oracle Web Customers                               1            Full Use           Module                 $89,997
Oracle Financial Analyzer                         20            Full Use           Named                  $23,040

Per Client Licenses:
-------------------
For use in the U.S.
Oracle Discoverer End User Edition                50            Full Use           Named                  $29,850
Oracle Discoverer Administration Edition           5            Full Use           Named                  $ 5,985

                                                                                                             Net
Description                                              Quantity    License Level      License Type      License Fee
----------------------------------------------------------------------------------------------------------------------------
EXTERNAL LICENSED PROGRAMS

Per Computer Licenses:
----------------------
For use in the U.S.
Oracle8 Enterprise Edition                                  8         Web Specific      Processor           $358,800
Application Server Enterprise Edition                       4         Web Specific      Processor           $ 23,400
Oracle Web Customers                                        1         Web Specific      Computer            $ 89,997
Workflow Cartridge                                          6         Web Specific      Processor           $ 53,1O0


                                                                  Net License Fees:    $  967,446

                                         Initial Year Annual Technical Support Fee:    $  148,410
                                                            Technical Support Type:        Silver

                                                         Number of Education Units:            40
                                                               Education Units Fee:    $   16,000

                                                   Technical Reference Manuals Fee:    $    1,600
                                                                                        ---------
                                                                        Total Fees:    $1,133,456
                                                                                        ---------

* For purposes of this Order Form, Named Users of the Applications Programs above shall be counted based on Primary Usage.
* The Internal Oracle Web Customers Program shall only be used for Customer's internal development purposes.
   Customer may make all unlimited number of copies of such Program for development use on any of the Designated
   Systems acquired under this Order Form.

ORACLE
Enabling the Information Age

B. GENERAL TERMS

1. Technical Support. Annual Technical Support services ordered by Customer will
   -----------------
   be provided under Oracle's Technical Support policies and pricing in effect on the date Technical Support is ordered and shall be effective upon shipment (or upon Order Form Effective Date for products not requiring shipment); first year Technical Support is quoted above, if ordered. Fees for Technical Support are due and payable annually in advance.

   Customer estimates it will deploy Program licenses ordered hereunder over a period of 3 years. In light of this, for the fees below Customer may receive annual Silver Technical Support for Program licenses ordered hereunder (except for license grants modified or added hereto after the Effective Date, or for which Technical Support is not available). Technical Support consists of Updates for such licenses as well as support services, pursuant to the Technical Support Policies in effect, as such licenses are deployed. Technical Support fees shall be paid annually in advance. After the Support Years below, Customer may obtain Technical Support under Oracle's Technical Support fees in effect at the time of order.

            Support Year                Technical Support Fee
            ------------                ---------------------
            First Year                  $148,410
            Second Year                 $188,886
            Third Year                  $229,361
            Fourth Year                 $269,837

2. Miscellaneous. Oracle shall deliver to the Customer Location, for use in the
   -------------
   U.S., I copy of the software media ("Master Copy") and 3 sets of Documentation (in the form generally available) for each Program currently available in product release as of the Effective Date below for use on the Network. Customer shall have the right to make up to I copy of the Program(s), including Documentation, for each license of the Program(s) and the Customer shall be responsible for installation of the software. All fees under this Order Form shall be due and payable net 30 days from date of invoice, and shall be non-cancellable and the sums paid nonrefundable. Customer agrees to pay applicable sales/use tax, media and shipping charges. If Customer loses or damages the media containing a Program licensed hereunder; upon Customer's written notice Oracle will provide a replacement copy thereof, under Oracle's then-current Technical Support policies, for a media and shipping charge. The following shipping terms shall apply' FOB Destination, Prepaid, and Add. These terms shall also apply to any options exercised by Customer. Oracle may refer to Customer as a customer in sales presentations, marketing vehicles and activities.

C. OTHER

1. Device Conversion. Until I year from the Effective Date and provided Customer
   -----------------
   has continuously maintained Technical Support, Customer shall have a onetime right to exchange at no further charge to Customer all of the Full Use Computer Licenses of Web Customer, or Web Customers and Application Server licensed under Section A into Web Specific Processor Licenses of the Oracle8 Enterprise Edition licensed under Section A operating on the Designated Systems specified in the Shipment Summary. If Customer elects this option Customer shall exchange one (1) Full Use Computer License of Web Customers or one (1) Full Use Computer License of Web Customers and four (4) Web Specific Processor Licenses of Application Server under Section A of this Order

   Form for two (2) Web Specific Processor Licenses of the Oracle8 Enterprise Edition licensed under Section A of this Order Form. If Customer elects this Device Conversion option, Customer shall also exchange one (1) Development Environment License of Web Customers or one (1) Development Environment License of Web Customer and fifteen (15) Named Full Use Users of Application Server licensed under Section A of this Order Form for two (2) Web Specific Processor Licenses of the Oracle8 Enterprise Edition licensed under Section A of this Order Form running on the Designated Systems as specified on the Shipment Summary.

   In order to elect this option, Customer shall notify Oracle in writing of the election. Customer may exercise this conversion option on only one occasion during the I-year option period.

   Oracle shall have no shipment obligation under this Section. No refunds shall be made to Customer. Oracle shall provide Silver Technical Support services for the additional Processor Licenses acquired under this option as specified in Section B.3 above.

3. Additional Designated Systems. Until 2 years from the Effective Date,
   -----------------------------
   Customer shall have the option to add 3 additional Designated System(s) types ("Additional Designated System{s)") to this Order Form at no charge, if: (i) the Programs licensed herein are available in production release status on the Additional Designated System at the time Customer elects to add the Additional Designated System; and (ii) Customer has continuously maintained Technical Support for such Programs.

   Oracle shall ship to the Customer Location a single Master Copy of the Programs licensed herein for the Additional Designated System added. These Programs may only be copied and installed in accordance with the terms of this Order Form; Oracle has no further shipment obligation other than as specified above. Programs licensed herein for use on Additional Designated System(s) may not be currently available. Customer has not relied on potential availability in entering into the payment obligations in this Order Form. Oracle is under no obligation to change current availability. Customer and Oracle agree that the terms and pricing of this Order Form shall not be disclosed without the prior written consent of the other party.

4. Year 2000. Oracle warrants that the production version of the Programs which
   ---------
   are current at the time of an order will fully comply with the following millennium compliance statement when configured and used according to the documented instructions. The definition of compliance is the ability to:

   1. correctly handle date information before, during and after I January 2000 accepting date input, providing date output and performing calculation on dates or portions of dates;

   2. function according to the Documentation, during and after I January 2000 without changes in operation resulting from the advent of the new century assuming correct configuration;

   3. where appropriate, respond to two digit date input in a way that resolves the ambiguity as to century in a disclosed, defined and predetermined manner;

   4. store and provide output of date information in ways that are unambiguous as to century;

   5. manage the leap year occurring in the year 2000, following the quad-centennial rule.

   Any breach of this warranty is subject to the exclusive remedies as set forth in Section 5.3 of the Agreement.

--------------------------------------------------------------------------------
Customer and Oracle agree that the terms and pricing of the Order Form shall not be disclosed without the prior written consent of the other party. This quote is valid through February 23, 1999 and shall become binding upon execution by Customer and acceptance by Oracle.

     CHEMDEX CORPORATION                       ORACLE CORPORATION

     Signature:/s/ David P. Perry              Signature:_______________________
               ------------------------
     Name:David P. Perry                       Name:____________________________
          -----------------------------
     Title:CEO                                 Title:___________________________
           ----------------------------
     Effective Date:2/22/99
                    -------------------
--------------------------------------------------------------------------------

SHIPMENT SUMMARY:

     PROGRAMS                                           DESIGNATED SYSTEMS                MEDIA TYPE
     --------                                           ------------------                ----------
     Oracle8 Enterprise Edition                         SUN SPARC./SOLARIS 2              CD
     Application Server Enterprise Edition
     Oracle Application Object Library
     Oracle Express Server
     Oracle Workflow Cartridge
     Oracle Developer Server
     Enterprise Developer Suite
     Oracle Financials
     Oracle Order Management
     Oracle Purchasing
     Oracle Projects
     Oracle Web Customers
     Oracle Financial Analyzer

     Oracle8 Enterprise Edition                         PC COMPATIBLE/WINDOWS NT          CD
     Application Server Enterprise Edition
     Oracle Application Object Library
     Oracle Express Server
     Oracle Workflow Cartridge
     Oracle Developer Server
     Enterprise Developer Suite
     Oracle Financials
     Oracle Order Management
     Oracle Purchasing
     Oracle Projects
     Oracle Web Customers

Oracle Financial Analyzer

Oracle Discoverer End User Edition
Oracle Discoverer Administration Edition

Oracle Discoverer End User Edition                       PC COMPATIBLE/WINDOWS 95                   CD
Oracle Discoverer Administration Edition

                                                         PC COMPATIBLE/WINDOWS
Oracle Discoverer End User Edition                                                                  CD
Oracle Discoverer Administration Edition

[LOGO]

                     SEPTEMBER 1998 PRICE LIST DEFINITIONS

"Concurrent Devices" (or "Concur Dev"): is the maximum number of input devices accessing the Programs at any given point in time. If multiplexing software or hardware (e.g. a TP monitor, webserver product) is used, this number must be measured at the multiplexing front-end.

"Named User" (or "Named") or "Developer": is defined as an individual who is authorized by Customer to use the Oracle Programs, regardless of whether the individual is actively using Programs at any given time.

"Casual User" is defined as an individual authorized by the Customer to only run queries or reports against Oracle Applications Programs. Casual Users are licensed to use any of the above Oracle Applications Programs for which Customer has acquired Named User licenses.

"Primary Usage" is defined as each licensed user being counted only once as a designated Named or Casual User of the Oracle Application he will use most. However, a licensed Named or Casual User may access all Oracle Applications licensed under the Agreement which have been licensed under the same licensing methodology, regardless of the designated Oracle Application of primary use.

"Mailbox" is defined as a point from which to send or receive electronic mail. It is created when a user account or application is created in Oracle Office

"Computer": licensed for use on a single specified computer.

"Processor": shall be defined as the actual number of processors installed in the licensed Computer and running the Oracle Programs. regardless of the number of processors which the Computer is capable of running.

"Client": a computer which (1) is used by only one person at a time. and (2) executes Oracle software in local memory or stores the software on a local storage device.

"Full Use Programs" are unaltered versions of the Programs with all functions intact.

"Deployment Programs" may be used only to execute existing applications or reports. They may not be used to build or modify reports or applications. Deployment Programs are to be generated by Customer from Full Use Programs.

"Application Specific Programs" (or "App Specific"): shall mean Programs which are limited to use solely for Customer's application software defined on the Order Form. Application Specific Programs are to be generated by Customer from Full Use programs.

"Web Specific Program(s)" (or "Web Specific"): shall mean Program licenses which may only be accessed by Clients via Interact networking protocols. Notwithstanding any use restrictions in the Agreement or Oracle Program License Terms. Customer's applications may only allow third party web access to a licensed Web Specific Program for viewing, querying, or adding data only, so long as such use is in accordance with the other terms of the Agreement.

For Oracle Human Resources and Oracle Training Administration, "Employee" is defined as an individual who is actively managed by the Programs. The term "Employee" includes, without limitation. Customer employees, contractors, retirees, and COBRA dependents.

For Oracle Payroll. "Employee" is defined as an individual whose payment, or payment calculations, are generated by the Programs. The term "Employee" includes, without limitation, Customer employees, contractors, retirees, and employees covered by workers compensation laws or regulations.

For Oracle Time Management, "Employee" is defined as an individual who submits timecards or other time records for payroll processing.

For Oracle Self-Service Human Resources, Oracle Self-Service Purchasing, and Oracle Self-Service Expenses, "Employee" is defined as an active employee of Customer.

"Foundation Services": This is limited support, and any license for which it is purchased is not a Supported Program License.

An "Education Unit" entitles Customer to acquire education products and services as specified in the Oracle Education catalogue in effect at the time an Education Unit is utilized. Education Units are only valid for 12 months from the Effective Date of the Order or as specifically stated in the applicable Order. Education Units may only be used in the country where the Education Units were acquired or within the Territory defined in the applicable Order. Customer may be required to execute standard Oracle ordering materials in conjunction with utilizing Education Units.

"Organizational Change Management Services" are services for assisting Customers in managing change in their organizations. Customer's discounts for consulting or training do not apply to such Organizational Change Management Services.

A "Suite" consists of all the functional software components described in the Documentation.

"Module": shall mean a functional software component of a Suite or bundle.

[LOGO]

                    SOFTWARE LICENSE AND SERVICES AGREEMENT

This Software License and Service Agreement ("Agreement") is between Oracle Corporation ("Oracle") and the Customer identified below. The terms of this Agreement shall apply to each Program license granted and to all services provided by Oracle under this Agreement, which will be identified on one or more Order Forms.

I.   DEFINITIONS

1.1. "Program" means the software in object code form distributed by Oracle for which Customer is granted a license pursuant to this Agreement, and the media, Documentation and Updates therefor.

1.2. "Documentation" means the user guides and manuals for installation and use of the Program software. Documentation is provided in CD-ROM or bound form, whichever is generally available.

1.3. "Update" means a subsequent release of the Program which Oracle generally makes available for Program licenses at no additional license fee other than media and handling charges, provided Customer has ordered Technical Support for such licensee for the relevant time period. Update shall not include any release, option or future product which Oracle licenses separately.

1.4. "Order Form" means the document in hard copy or electronic form by which Customer orders Program licenses and services, and which Is agreed to by the parties. The Order Form shall reference the Effective Date of this Agreement.

1.5. "Designated System" means the computer hardware and operating system designated on the relevant Order Form.

1.6. "Technical Support" means Program support provided under Oracle's policies in effect on the date Technical Support is ordered.

1.7. "Commencement Date" means the date on which the Programs are delivered by Oracle to Customer, or if no delivery is necessary, the Effective Date set forth on the relevant Order Form.

II.  PROGRAM LICENSE

2.1. Rights Granted

     A. Oracle grants to Customer a nonexclusive license to use the Programs specified on an Order Form under this Agreement, as follows:

          i. to use the Programs solely for Customer's operations on the Designated System or on a backup system if the Designated System is inoperative, consistent with the use :: limitations specified or referenced in this Agreement, an Order Form, or the Documentation, Customer may not relicense, rent or lease the Programs or use the Programs for third-party training, commercial time sharing or service bureau use;

          ii. to use the Documentation provided with the Programs in support of Customer's authorized use of the Programs;

          iii. to copy the Programs for archival or backup purposes, and to make a sufficient number of copies for the use specified in the Order Form. All titles, trademarks, and copyright and restricted rights notices shall be reproduced in such copies;

          iv. to modify the Programs and combine them with other software products; and

          v. to allow third parties to use the Programs for Customer's operations so long as Customer ensures that use of the Programs is in accordance with the terms of this Agreement.

          Customer shall not copy or use the Programs (including the Documentation) except as specified in this Agreement or an Order Form. Customer shell have no right to use any other software program that may be delivered with ordered Programs.

     B. Customer agrees not to cause or permit the reverse engineering, disassembly or decompilation of the Programs, except to the extent required to obtain interoperability with other independently created software or as specified by law.

     C. Oracle shall retain all title, copyright and other proprietary rights In the Programs. Customer does not acquire any rights, express or implied, in the Programs, other than those specified in this Agreement.

2.2. Transfer and Assignment

     A. Customer may transfer a Program license within its organization upon notice to Oracle; transfers are subject to the terms and fees specified in Oracle's transfer policy in effect at the time of the transfer.

     B. Customer may not assign this Agreement or transfer a Program License to a legal entity separate from Customer without the prior written consent of Oracle, Oracle shall not unreasonably withhold or delay such consent.

2.3. Verification

     At Oracle's written request, not more frequently than annually, Customer shall furnish Oracle with a signed certification verifying that the Programs are being used pursuant to the provisions of this Agreement and applicable Order Forms.

     Oracle may audit Customer's use of the Programs. Any such audit shall be conducted during regular business hours at Customer's facilities and shall not unreasonably interfere with Customer's business activities. If an audit reveals that Customer has underpaid fees to Oracle, Customer shall be invoiced for such underpaid fees. Audits shall be conducted no more than once annually.

III. TECHNICAL SERVICES

3.1. Technical Support Services

     Technical Support services ordered by Customer will be provided under Oracle's Technical Support policies in effect on the date Technical Support is ordered.

3.2. Consulting and Training Services

     Oracle will provide consulting and training services agreed to by the parties under the terms of this Agreement. All consulting services shall be billed on a time and materials basis unless the parties expressly agree otherwise in writing.

3.3. Incidental Expenses

     For any on-site services requested by Customer, Customer shall reimburse Oracle for actual, reasonable travel and out-of-pocket expenses incurred.

IV.  TERM AND TERMINATION

4.1. Term

     If not otherwise specified on the Order Form, this Agreement and each Program license granted under this Agreement shall continue perpetually unless terminated under this Article IV.

4.2. Termination by Customer

     Customer may terminate any Program license at any time; however, termination shall not relieve Customer's obligations specified in Section 4.4.

4.3. Termination by Oracle

     Oracle may terminate this Agreement or any license upon written notice if Customer materially breaches this Agreement and fails to correct the breach within 30 days following written notice specifying the breach.

4.4. Effect of Termination

     Termination of this Agreement or any license shall not limit either party from pursuing other remedies available to it, including injunctive relief, nor shall such termination relieve Customer's obligation to pay all fees that have accrued or are otherwise owed by Customer under any Order Form. The parties' rights and obligations under Sections 2.1.B, 2.1.C, and 2.2.B, and Articles IV, V, VI and VII shall survive termination of this Agreement. Upon termination, Customer shall cease using, and shall return or destroy, any copies of the applicable Programs.

V.   INDEMNITY, WARRANTIES, REMEDIES

5.1. Infringement Indemnity

     Oracle will defend and indemnify Customer against a claim that the Programs infringe a copyright or patent or other intellectual property right, provided that: (a) Customer notifies Oracle in writing within 30 clays of the claim; (b) Oracle has sole control of the defense and all related settlement negotiations; and (c) Customer provides Oracle with the assistance, information and authority necessary to perform Oracle's obligations under this Section. Oracle will reimburse Customer's reasonable out-of- pocket expenses incurred in providing such assistance. Oracle shall have no liability for any claim of infringement based on use of & superseded or altered release of Programs If the infringement would have been avoided by the use of a current unaltered release of the Programs which Oracle provides to Customer.

     If the Programs are held or are believed by Oracle to infringe, Oracle shall have the option, at its expense, to (a) modify the Programs to be noninfringing; or (b) obtain for Customer a license to continue using the Programs. If it is not commercially reasonable to perform either of the above options, then Oracle may terminate the license for the infringing Programs and refund the license fees paid for those Programs. This Section
     5.1 states Oracle's entire liability and Customer's exclusive remedy for infringement.

5.2. Warranties and Disclaimers

     A. Program Warranty

        Oracle warrants for a period of one year from the Commencement Date that each unmodified Program license will perform the functions described in the Documentation.

     B. Media Warranty

        Oracle warrants the tapes, diskettes or other media to be free of defects in materials and workmanship under normal use for 90 days from the Commencement Date.

     C. Services Warranty

        Oracle warrants that its Technical Support, training and consulting services will be performed consistent with generally accepted industry standards. This warranty shall be valid for 90 clays from performance of service.

     D. Disclaimers

        THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABlLITY AND FITNESS FOR A PARTICULAR PURPOSE.

        Oracle does not warrant that the Programs will operate in combinations other than as specified In the Documentation or that the operation of the Programs will be uninterrupted or error-free. Pre-production releases of Programs and computer, based training products are distributed "AS IS."

5.3. Exclusive Remedies

     For any breach of the warranties contained in Section 5.2, Customer's exclusive remedy and Oracle's entire liability, shall be:

     A.  For Programs

         The correction of Program errors that cause breach of the warranty, or if Oracle is unable to make the Program operate as warranted, Customer shall be entitled to terminate the Program license and recover the fees paid to Oracle for the Program license.

     B.  For Media

         The replacement of defective media returned within 90 days of the Commencement Date.

     C.  For Services

         The reperformance of the services, or if Oracle is unable to perform the services as warranted, Customer shall be entitled to recover the fees paid to Oracle for the unsatisfactory services.

VI.  PAYMENT PROVISIONS

6.1. Invoicing and Payment

     All lees shall be due and payable 30 days from the invoice date. Any amounts payable by Customer hereunder which remain unpaid after the due date shall be subject to a late charge equal to 1.5% per month from the clue date until such amount is paid. Customer agrees to pay applicable media anti shipping charges, Customer shall issue a purchase order, or alternative document acceptable to Oracle, on or before the Effective Date of the applicable Order Form.

6.2. Taxes

     The fees listed in this Agreement do not include taxes; if Oracle is required to pay sales, use, property, value-added or other taxes based on the licenses or services granted in this Agreement or on Customer's use off Programs or services, then such taxes Shall be billed to and paid by Customer. This Section shall not apply to taxes based on Oracle's income.

VII. GENERAL TERMS

7.1. Nondisclosure

     By virtue of this Agreement, the parties may have access to information that is confidential to one another ("Confidential Information"). Confidential Information shall be limited to the Programs, the terms and pricing under this Agreement. and all information clearly identified as confidential.

     A party's Confidential Information shall not include information that: (a) is or becomes a part of the public domain through no act or omission of the other party; (b) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or Indirectly from the disclosing party; (c) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (d) is independently developed by the other party. Customer Shall not disclose the results of any benchmark tests of the Programs to any third party without Oracle's prior written approval.

     The parties agree to hold each other's Confidential Information in confidence during the term of this Agreement and for a period of two years after termination of this Agreement, The parties agree, unless required by law, not to make each other's Confidential Information available in any form to any third party for any purpose other than the implementation of this Agreement. Each party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees or agents in violation of the terms of this Agreement.

7.2. Governing Law

     This Agreement, and all matters arising out of or relating to this Agreement, shall be governed by the laws of the State of California.

7.3. Jurisdiction

     Any legal action or proceeding relating to this Agreement shall be instituted in a state or federal court in San Francisco or San Mateo County, California. Oracle and Customer agree to submit to the jurisdiction of, and agree that venue Is proper in, these courts in any such legal action or proceeding.

7.4. Notice

     All notices, including notices of address change, required to be sent hereunder shall be in writing and shall be deemed to have been given when mailed by first class mail to the first address listed in the relevant Order Form (if to Customer) or to the Oracle address on the Order Form (if to Oracle).

     To expedite order processing, Customer agrees that Oracle may treat documents faxed by Customer to Oracle as original documents; nevertheless, either party may require the other to exchange original signed documents.

7.5. Limitation of Liability

     In no event shall either party be liable for any indirect, Incidental, special or consequential damages, or damages for loss of profits, revenue, data or use, Incurred by either party or any third party, whether in an action In contract or tort, even if the other party has been advised of the possibility of such damages. Oracle's liability for damages hereunder shall in no event exceed the amount of fees paid by Customer under this Agreement, and if such damages result from Customer's use of the Program or services, such liability shell be limited to fees paid for the relevant Program or services giving rise to the liability.

     The provisions of this Agreement allocate The risks between Oracle and Customer. Oracle's pricing reflects this allocation of risk and the limitation of liability specified herein.

7.6. Severability

     If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force.

7.7. Waiver

     The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach, Except for actions for nonpayment or breach of Oracle's proprietary rights in the Programs, no action, regardless of form, arising out of this Agreement may be brought by either party more than two years after the cause of action has accrued.

7.8. Export Administration

     Customer agrees to comply fully with all relevant export laws and regulations of the United States ("Export Laws") to assure that neither the Programs nor any direct product Thereof are (1) exported, directly or indirectly, in violation of Export Laws; or (2) are intended to be used for any purposes prohibited by the Export Laws, including, without limitation, nuclear, chemical, or biological weapons proliferation.

7.9. Entire Agreement

     This Agreement constitutes the complete agreement between the parties and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement, This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party;, no other act, document, usage or custom shall be deemed to amend or modify this Agreement.

     It is expressly agreed that the terms of this Agreement and any Order Form shall supersede the terms in any Customer purchase order or other ordering document. This Agreement shall also supersede all terms of any unsigned or "shrinkwrap" license included in any package, media, or electronic version of Oracle-furnished software and any such software shall be licensed under the terms of this Agreement, provided that the use limitations contained in an unsigned ordering document shell be effective for the specified licenses.


The Effective Date of this Agreement shall be 2/2/99.

Executed by Customer: /s/ [SIGNATURE ILLEGIBLE]^^      Executed by Oracle Corporation:
                      ---------------------------

Authorized Signature: /s/ [SIGNATURE ILLEGIBLE]^^      Authorized Signature: _______________________________
                      ---------------------------
Name:____________________________________________      Name: _______________________________________________
Title:___________________________________________      Title:_______________________________________________
Address:_________________________________________      Address: 500 Oracle Parkway,  Redwood City, CA

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